Exhibit (d)(3)

                          NOTICE OF GUARANTEED DELIVERY
                          For Shares of Common Stock of

                         BANCROFT CONVERTIBLE FUND, INC.
                  Subscribed for under the Primary Subscription
                       and the Over-Subscription Privilege
                        (together, the "Rights Offering")

         Bancroft Convertible Fund, Inc. (the "Fund") issued to its shareholders of record, as of the close of business on November 13, 2003 ("Record Date"), non-transferable rights ("Rights") in the ratio of one Right for each whole share of the Fund's common stock held on the Record Date, rounded up to the nearest number of Rights evenly divisible by six, entitling the holders thereof to subscribe for new Shares (the "Shares") at a rate of one new Share of common stock of the Fund for each six Rights held (the "Primary Subscription") with the right to subscribe for additional Shares not subscribed for by others in the Primary Subscription (the "Over-Subscription Privilege"). The terms and conditions of the Rights Offering are set forth in the Prospectus, which is incorporated into this document by reference. Capitalized terms herein shall have the same meaning as defined in the Prospectus. As set forth in the Prospectus, this form, or one substantially equivalent hereto, may be used as a means of effecting subscription and payment for all Shares subscribed for under the Primary Subscription and the Over-Subscription Privilege. This form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

                           The Subscription Agent is:
                     AMERICAN STOCK TRANSFER & TRUST COMPANY

         By First-Class Mail:                           By Facsimile:
           59 Maiden Lane                              (718) 236-2641
            Plaza Level
         New York, NY 10038


                            Confirm by telephone to:
                        (800) 937-5449 or (718) 921-8200

By Express Mail or Overnight Courier:                      By Hand:
           59 Maiden Lane                           (9:00 a.m. - 5:00 p.m.)
            Plaza Level                                 59 Maiden Lane
        New York, NY 10038                               Plaza Level
                                                      New York, NY 10038


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm, bank, trust company, financial institution or other nominee that completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment to the Subscription Agent prior to 5:00 p.m., Eastern time, on the Expiration Date, December 16, 2003, unless the Offer is extended by the Fund. This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of (a) payment in full for all subscribed Shares, and
(b) a properly completed and signed Subscription Certificate (which certificate and payment of the Estimated Subscription Price per Share must then be received no later than the close of business on December 19, 2003 the third business day after the Expiration Date, unless the offer is extended, and final payment of the actual Subscription Price no later than the close of business December __, 2003, ten business days after the Confirmation Date). Failure to deliver this Notice or to make the delivery guaranteed will result in a forfeiture of the Rights.

                                    GUARANTEE

         The undersigned, a member firm of the New York Stock Exchange, bank, trust company or financial institution having an office or correspondent in the United States, hereby guarantees delivery to the Subscription Agent by no later than 5:00 p.m., Eastern time, on December 19, 2003 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Estimated Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

                                             (continued on other side)

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

                                                   Broker Assigned Control#_____

                        BANCROFT CONVERTIBLE FUND, INC.

1.     Primary            Number of Rights          Number of Shares pursuant to         Payment to be made in
       Subscription       to be exercised           Primary Subscription requested for   connection with
                                                    which you are guaranteeing           Shares from Primary
                                                    delivery of Rights and payment       Subscription

                          _______Rights       =     ______________Shares                     $_________________
                                                    (Rights / by 6)


2.     Over-Subscription                            Number of Shares pursuant to         Payment to be made in
                                                    Over-Subscription requested          connection with Shares from
                                                    for which you are guaranteeing       Over-Subscription
                                                    payment

                                                    ______________Shares                     $__________________


3.     Totals             Total Number of           Total Number of Shares Requested
                          Rights to be
                          Delivered

                          _______Rights             ______________Shares                     $______________
                                                                                              Total Payment

Method of delivery (circle one)

A.       Through Depository Trust Company ("DTC")

B. Direct to American Stock Transfer & Trust Company, as Subscription Agent. Please indicate below how the Rights to be delivered should be registered.

                  -------------------------------------

                  -------------------------------------

                  -------------------------------------

         Please assign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Shares subscribed pursuant to the Over-Subscription Privilege and you are a DTC participant, you must also execute and forward to American Stock Transfer & Trust Company a DTC Participant Over-Subscription Exercise form.


-----------------------------------        ------------------------------------
Name of Firm                               Authorized Signature

-----------------------------------        ------------------------------------
DTC Participant Number                     Title

-----------------------------------        ------------------------------------
Address                                    Name (Please Type or Print)

-----------------------------------        ------------------------------------
Zip Code                                   Phone Number

-----------------------------------        ------------------------------------
Contact Name                               Date


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